                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 11, 1997

                              TCC INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

        1-7399                                          74-1366626
(COMMISSION FILE NUMBER)                       (IRS EMPLOYER IDENTIFICATION NO.)

                              816 CONGRESS AVENUE
                                   SUITE 1250
                              AUSTIN, TEXAS 78701
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)

                                 (512) 320-0976
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 1.  Changes in Control of Registrant.

         On July 11, 1997, three new directors were elected to the Board of Directors of registrant, to fill the vacancies created by the increase in the number of directors by two (from six to eight directors) and to fill the vacancy created by the resignation of Lawrence W. Schumann as director on that date. Mr. Schumann, who resigned on July 2, 1997 as Chairman of the Board and Chief Executive Officer of registrant, also resigned as President of registrant on July 11, 1997. As disclosed in registrant's Form 8-K Report dated July 7, 1997, Walter A. DeRoeck was elected Chairman and interim Chief Executive Officer of registrant on July 2, 1997 upon the resignation of Lawrence W. Schumann from those positions. At the same time, Robert Thomajan was elected Secretary of the registrant to replace Frank W. Denius, who had resigned from that position. In addition, on July 11, 1997 Walter DeRoeck acquired 71,000 shares of common stock of registrant, and Chamois Family Partnership, Ltd., a family limited partnership of which Robert Thomajan is sole general partner (the "Thomajan Family Partnership"), acquired 71,000 shares of such stock, from Lawrence W. Schumann. The source of funds used by Mr. DeRoeck and the Thomajan Family Partnership were personal funds on hand. The aggregate of 142,000 shares of common stock of registrant acquired from Mr. Schumann represented all of the shares of registrant deemed to be beneficially owned by Mr. Schumann, after giving effect to the voluntary cancellation of employee stock options previously granted to him by the registrant. As a consequence of the transaction, Messrs. DeRoeck and Thomajan (who, as a group, have filed a Schedule 13-D with the Securities and Exchange Commission) together may be deemed to beneficially own an aggregate of 414,200 shares of common stock of registrant, or 15% of the outstanding shares. To management's knowledge, this is the largest number of shares of registrant beneficially owned by any one person or group.

         The three new directors elected to the Board of Directors of registrant, as described above, are Lawrence E. Tilton, Richard B. Curran and Alan M. Sager, each of whom was recommended to the Board for election by a special nominating committee composed of Walter DeRoeck, Robert Thomajan and Frank W. Denius. Mr. Curran was elected to fill Mr. Schumann's vacancy and, as a result, his term will not expire until the annual meeting of shareholders to be held in 1999. The term of the other two directors, who were elected to fill the vacancies created by an increase in the number of directors will serve until the next annual meeting to be held in 1998, as required by law. In March 1997 the Board of Directors eliminated staggered terms for the directors; however, such action cannot under applicable law have the effect of shortening the term of any incumbent director. Each of the three persons elected as a new director was identified by Messrs. DeRoeck and Thomajan as prospects to serve on the Board of Directors of registrant. Mr. Tilton is a retired executive who has had experience in manufacturing, distribution, sales and marketing. He was employed by American Cyanamid Company for thirty-four years until his retirement in 1994. Mr. Curran is an investor who currently is a consultant to a company involved in the commercialization of satellite imagery and to a research firm that conducts biomedical research. He is also a director and member of the compensation and audit committees of Intellicall, Inc., a telecommunications company the shares of which are listed on the New York Stock Exchange. Mr. Sager is the general partner or President of various entities that have franchises to own and operate Supercuts shops, which provide hair care and other cosmetological services to the public.

         As a result of the acquisition by Messrs. DeRoeck and Thomjan of beneficial ownership of the 142,000 shares from Mr. Schumann (increasing their beneficial ownership of registrant common
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stock to 15%) as described above, the election of Mr. DeRoeck as Chairman of the Board and interim Chief Executive Officer, and the election of three new directors identified by Messrs. DeRoeck and Thomajan, Walter DeRoeck and Robert Thomajan may be deemed to have acquired control of registrant from Lawrence W. Shumann. Messrs. DeRoeck and Thomajan believe that Messrs. Tilton, Curran and Sager (the three new directors), as well as Grogan Lord, J. Patrick Kaine and Frank W. Denius (the only three directors remaining who served on the Board of Directors of registrant prior to the election on May 23, 1997 of Messrs. DeRoeck and Thomajan) will vote independently on matters to be considered by the Board.

         In addition, on July 11, 1997 the Board of Directors named Robert D. Starnes as an advisory director. Mr. Starnes is President and chief executive officer of ONTRA Companies, a diversified holding company engaged among other things in financial and information services, including services involved in implementing asset liquidation and management plans. Mr. Starnes has been with ONTRA Companies since 1984.

 The three new directors and the new advisory director reside in Austin, Texas.

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated: July 17, 1997
                                     TCC Industries, Inc.
                                     (Registrant)


                                     By:  /s/ Walter DeRoeck
                                          -------------------------------------
                                          Walter DeRoeck, Chairman of the Board